Exhibit 4.4

HYCO INTERNATIONAL, INC.

1998 STOCK OPTION PLAN

EFFECTIVE DATE: JUNE 5, 1998

I.	INTRODUCTION

1.1. Purposes. The purposes of the 1998 Hyco International, Inc. Stock Option Plan (the “Plan”) of Hyco International, Inc. (the “Company”) are (i) to align the interests of the Company’s stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other key employees, consultants, independent contractors, agents and well-qualified persons who are not officers or employees of the Company (“Non-Employee Directors”) for service as directors of the Company and (iii) to motivate such persons to act in the long-term best interests of the Company’s stockholders.

1.2. Administration. (a) This Plan shall be administered by a committee (the “Committee”) designated by the Board of Directors of the Company (the “Board”) consisting of two or more members of the Board.

(b) The Committee shall, subject to the terms of this Plan, select eligible officers, other key employees, consultants, independent contractors, agents and Non-Employee Directors for participation in this Plan and shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. Notwithstanding the foregoing, in the case of the grant of an option to a Non-Employee Director who is a member of the Committee, the terms and conditions of such option shall be subject to approval by the Board. Each option shall be evidenced by a written agreement (an “Agreement”) between the Company and the optionee setting forth the terms and conditions of such option.

(c) A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

1.3. Eligibility. Participants in this Plan shall consist of such officers, other key employees, consultants, independent contractors, agents and Non-Employee Directors of the Company, its subsidiaries from time to time and any other entity designated by the Board of the Committee (individually a “Subsidiary” and collectively the “Subsidiaries”) as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.4. Shares Available. Subject to adjustment as provided in Section 3.7, 1,300,781 shares of the Common Stock, $0.001 par value, of the Company (“Common Stock”), shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, or to satisfy all or a portion of the tax withholding obligations relating to such option, then such shares of Common Stock shall again be available under this Plan.

II.	STOCK OPTIONS

2.1. Grants of Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option shall be a non-qualified stock option.

2.2. Terms of Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee, provided that, in the case of options granted during the two-year period commencing on the effective date of the Plan set forth above, the purchase price per share of Common Stock shall be not less than $3.20.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee. The Committee may, in its discretion, establish performance measures or other criteria which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, as defined in paragraph (d) below, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

(d) For purposes of the Plan, “Fair Market Value” shall mean, with respect to each share of Common Stock as of any date of determination, (i) the average of the daily Closing Prices for the ten consecutive trading days immediately preceding the date of determination or (ii) if on such date the shares of such class or series of capital stock are not listed or admitted for trading on any national securities exchange and are not quoted on NASDAQ or any similar service, the cash amount that a willing buyer would pay a willing seller (neither acting under compulsion) in an arm’s-length transaction without time constraints per share of Common Stock as of such date, viewing the Corporation on a going concern basis, as determined in good faith by the Board of Directors, whose determination shall be conclusive. “Closing Price” shall mean, with respect to each share of Common Stock as of any date of determination, (i) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such class or series of capital stock is listed or admitted for trading or (ii) if such class or series of capital stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such class or series of capital stock, in either case as reported on NASDAQ or a similar service if NASDAQ is no longer reporting such information.

2.3. Termination of Employment. Unless otherwise specified in the Agreement relating to an option, if an optionee’s employment with the Company or directorship with the Company terminates for any reason, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee’s termination of employment or directorship, as the case may be, and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earlier to occur of (a) the date which is set forth in the Agreement relating to such option after the effective date of such optionee’s termination of employment or directorship, as the case may be, and (b) the expiration date of the term of such option; provided that, in the case of an optionee who is an employee of the Company, if such optionee’s employment is terminated for Cause (as defined below), all options held by such optionee shall terminate automatically on the effective date of such optionee’s termination of employment. For purposes of this Plan, “Cause” shall mean (i) optionee’s commission of a felony or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement or theft, (ii) optionee’s engaging in any other activity that is contrary, inimical or harmful, in each case in a material respect, to the Company or any of its Subsidiaries, monetarily or otherwise, as determined by a majority of the Board; (iii) optionee’s material malfeasance (including without limitation, any intentional act of fraud or theft), misconduct, gross negligence or misfeasance in connection with the performance of his duties; (iv) optionee’s significant violation of any statutory or common law duty of loyalty to the Company or any of its Subsidiaries; (v) optionee’s material breach of optionee’s employment agreement (if any) with the Company or any of its Subsidiaries (or any other agreement between optionee and the Company or any of its Subsidiaries relating to disclosure, use or ownership of intellectual property and other information, competition or solicitation of employees or customers) or optionee’s material breach of a material Company policy (including without limitation, disclosure or misuse of any confidential or competitively sensitive information or trade secrets of the Company or a Subsidiary); or (vi) optionee’s refusal or failure to carry out directives or instructions of the Board that are consistent with the scope and nature of optionee’s duties and responsibilities, in the case of clause (v) or (vi) above, only if such breach or failure continues for more than 10 days following written notice from the Company describing such breach or failure.

III.	GENERAL

3.1. Effective Date and Term of Plan. This Plan has been submitted to the stockholders of the Company for approval and was approved by the affirmative vote of all of the shares of Common Stock by the unanimous written consent of the Company’s stockholders dated as of the date hereof determined in accordance with applicable law and, accordingly, is effective as of the date hereof. No option may be exercised prior to the date of such stockholder approval. This Plan shall terminate when shares of Common Stock are no longer available for the grant of options, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

3.2. Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act and Sections 162(m) and 280G of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would increase the maximum number of shares of Common Stock available under this Plan (subject to Section 3.7). No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

3.3. Agreement. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

3.4. Non-Transferability. No option hereunder shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company, (ii) to the Company or any of its Subsidiaries or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee’s lifetime only by the optionee or the optionee’s legal representative or similar person. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

3.5. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the “Tax Date”) in the amount necessary to satisfy any such obligation or (ii) the optionee may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B), (C) and (D), in each case to the extent set forth in the Agreement relating to the option; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

3.6. Restrictions on Shares. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing,

registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

3.7. Adjustments. In the event of any stock split, dividend or similar change, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

3.8. Change in Control.

(a) In the sole discretion of the Committee, the terms of an Agreement may provide that, in the event of the occurrence of a Change in Control, as defined in paragraph (b) below or as defined in such Agreement, some or all of an optionee’s outstanding options shall, immediately upon the occurrence of such Change in Control or at such other time specified in the Agreement, become exercisable in part or in full. The terms of such Agreement may provide, in the event of the occurrence of a Change in Control, for the terms and conditions (i) pursuant to which any outstanding option under the Agreement may be surrendered to the Company and canceled by the Company, including the terms of any consideration to be paid by the Company to the optionee as a result thereof and (ii) in the event of the occurrence of a Change in Control described in paragraph (b)(3) or (4) below, pursuant to which the number and class of shares shall be substituted for each outstanding share of Common Stock subject to the option under the Agreement.

(b) “Change in Control” shall mean:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (y) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by the Company’s stockholders as of the date hereof or their respective affiliates or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 3.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 50% or more of the Outstanding Common Stock or 50% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly), (2) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

3.9. No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or any person at any time without liability hereunder.

3.10. Rights as Stockholder. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

3.11. Designation of Beneficiary. If permitted by the Company, an optionee may file with the Committee a written designation of one or more persons as such optionee’s beneficiary or beneficiaries (both primary and contingent) in the event of the optionee’s death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option. Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee’s lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee’s executor, administrator, legal representative or similar person.

3.12. Governing Law. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

HYCO INTERNATIONAL, INC.

By	/s/ Richard S. Melrose
Richard S. Melrose
Chief Executive Officer